EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1)                                 Registration Statement (Form S-8 No. 333-192017) pertaining to the 2013 Long Term Incentive Compensation Plan;

of our report dated March 25, 2014 (except Note 16, as to which the date is June 11, 2014), with respect to the consolidated financial statements and schedule of Gaming and Leisure Properties, Inc. and Subsidiaries included in this Current Report (Form 8-K) of Gaming and Leisure Properties, Inc. and Subsidiaries for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 11, 2014